Exhibit 99.1

Planet 13 Highlights the Growth of Planet 13 Florida (VidaCann) Through Q1 Preliminary Financials

Las Vegas, Nevada – May 21, 2024 - Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced selected preliminary, unaudited financial results for VidaCann, LLC (“VidaCann”) for the first quarter ended March 31, 2024. The Company completed its acquisition of VidaCann on May 10, 2024. The results demonstrate the significant improvements driven by the VidaCann team over the last year. All financial information is provided in U.S. dollars unless otherwise indicated and is prepared under U.S. generally accepted accounting principles (“GAAP”).

“We continue to be blown away by the performance of the VidaCann team. The improvement they have been able to drive year over year on the cultivation and retail side has been tremendous,” said Bob Groesbeck, Co-CEO of Planet 13. “We are excited to continue building on this success by opening additional dispensaries this year to serve more patients across Florida. We also see lots of room for rounding out their product offering for patients by introducing our brands and new product formats.”

“Even before any cost or revenue synergies we are able to recognize VidaCann’s profitability margin is accretive to Planet 13,” said Larry Scheffler, Co-CEO of Planet 13. “We are executing on our multi-year growth plan to achieve greater scale, diversify into markets with growth tailwinds, and improve profitability and cashflow.”

Preliminary Unaudited Financial Highlights – Q1 2024 and Full Year 2023

	For the Three Months Ended	For the Full Year Ended
	March 31,	December 31,
(Figures in millions)	2024	2023
Total Revenue	$12.51	$34.26
Gross Profit	$5.58	$12.57
Gross Profit %	45%	37%
Operating Expenses	$2.98	$13.31
Operating Expenses %	24%	39%
Net Income Before Provision for Income Taxes	$2.48	$1.50
Net Loss	$2.48	$1.50
Adjusted EBITDA	$2.75	$0.55
Adjusted EBITDA Margin %	22.0%	1.6%

Note to Reader:

These preliminary, unaudited selected financial results and disclosures contained in this news release are preliminary, based on information available to management as of the date of this news release, remain subject to the completion of normal quarter and year end accounting procedures and adjustments, and are subject to change. These estimates should not be relied upon as fact or as an accurate representation of future results, and their presentation is not intended to represent actual results. The Company undertakes no obligation to update the information in this news release in the event facts or circumstances change after the date of this news release. The Company expects to file audited financial statements for the year ended December 31, 2023 and unaudited financial statements for the quarter ended March 31, 2024 for VidaCann and pro forma financial information of the Company including VidaCann no later than July 24, 2024.

Non-GAAP Financial Measures

There are financial measures included in this news release that are not in accordance with GAAP and therefore may not be comparable to similarly titled measures and metrics presented by other publicly traded companies. These non-GAAP financial measures should be considered as supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The Company includes Adjusted EBITDA margin because it believes certain investors use this measure and metric as a means of assessing financial performance. Adjusted EBITDA margin is calculated as the ratio between net income and Adjusted EBITDA. Adjusted EBITDA is calculated as EBITDA before share-based compensation, the change in fair value of warrants and one-time non-recurring expenses and EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization.

Reconciliation of Non-GAAP Adjusted EBITDA
	For the Three Months Ended	For the Full Year Ended
	March 31,	December 31,
(Figures in Millions)	2024	2023

Net Loss	$2.48	$1.50
Add impact of:
Interest expense	$0.13	$0.54
Provision for income taxes	$0.00	$0.00
Depreciation and amortization	$0.14	$1.29
EBITDA	$2.75	$3.33
Other Expenses (Income)	$0.00	-$2.78
Adjusted EBITDA	$2.75	$0.55

About Planet 13

Planet 13 (https://planet13.com/investors/) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and upcoming sites in Florida. Home to the nation's largest dispensary located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint. With the recent debut of its first consumption lounge in Las Vegas, DAZED!, and the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area, Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, “potential” or variations of such words and phrases. In this news release, forward-looking statements relate to the Company’s integration of the business of VidaCann, the anticipated benefits to Planet 13 of the VidaCann acquisition, the Company’s strategic and expansion plans and expectations regarding the growth of the Florida cannabis market, and the Company’s expectations for future financial performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, the Company’s ability to successfully integrate the business of VidaCann and realize the anticipated benefits of the VidaCann acquisition and those assumptions, risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any of the Company’s subsequent periodic reports filed with the U.S. Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca. Forward-looking statements contained herein are made only as of the date of this news release and we assume no obligation to update or revise any forward-looking statements should they change, except as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

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